UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________
FORM 8-K
_____________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2023
ETSY, INC.
(Exact name of registrant as specified in its charter)
_____________________________________

Delaware	001-36911	20-4898921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
117 Adams Street
Brooklyn, New York 11201
(Address of principal executive offices, including zip code)
(718) 880-3660
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
_____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ETSY	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 2.05. Costs Associated with Exit or Disposal Activities.
On December 12, 2023, the board of directors of Etsy, Inc. (“Etsy”) approved a restructuring plan designed to increase Etsy’s operational efficiencies, reduce operating costs, and better align Etsy’s workforce and cost structure with current business needs, top strategic priorities and key growth opportunities (collectively, the “Restructuring Plan”).
The Restructuring Plan includes an approximately 11% reduction of the Etsy marketplace workforce, which is approximately 225 employees, inclusive of the management changes described below. Following the Restructuring Plan, headcount for the core Etsy marketplace team is estimated to be approximately 1,770 people, similar to the headcount level early in 2022. The Restructuring Plan is expected to deliver meaningful operational efficiencies and cost savings and/or cost avoidance, particularly related to compensation and benefits.
In connection with the Restructuring Plan, Etsy estimates that it will incur approximately $25 million to $30 million in charges, largely made up of cash expenditures, consisting of severance payments, employee benefits, and related costs. Etsy expects that the charges will be incurred primarily in the fourth quarter of 2023 and that the execution of the Restructuring Plan will be substantially complete by the end of the first quarter of 2024.
The charges that Etsy expects to incur are subject to a number of assumptions, including local law requirements in various jurisdictions, and actual expenses may differ materially from the estimates above.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the Restructuring Plan, Etsy announced the departure of Ryan Scott, Chief Marketing Officer, effective December 31, 2023. To assist in the transition, Mr. Scott has agreed to continue in an advisory role, which may extend through June 30, 2024.
Raina Moskowitz, formerly Chief Operating Officer, will assume the title of Chief Operating and Marketing Officer, responsible for driving global growth by expanding brand consideration and deepening customer trust and loyalty. Under her expanded role, Ms. Moskowitz will lead Etsy’s marketing, international markets, trust & safety, member support, strategy & operations, and impact teams.
Ms. Moskowitz has extensive marketing experience from her time with American Express, where she successfully grew share of wallet with the existing customer base, including significantly increasing customer billings and loan growth, while also strategically attracting new customers through marketing channel expansion, improved conversion, and multiple new product launches. Ms. Moskowitz also serves on the board of directors of Sprout Social (Nasdaq: SPT), an industry-leading provider of cloud based social media management software.
Also in connection with the Restructuring Plan, Etsy will move its Payments and Fulfillment functions from Ms. Moskowitz’s organization to the Product organization, under the leadership of Chief Product Officer Nick Daniel.
On December 12, 2023, Mr. Scott and Etsy entered into a letter agreement (the “Letter Agreement”) governing the terms of his remaining service to Etsy and his departure. The Letter Agreement provides for the following compensation and benefits as an inducement for Mr. Scott’s continued services during the transition period: (1) continuation of current base salary of $460,000 during the transition period and, as a severance benefit, for a period of twelve months after the date employment ends (“Separation Date”), consistent with the terms of the Etsy Executive Severance Plan; (2) reimbursement of his COBRA premiums for up to twelve months following the Separation Date; and (3) subject to the terms of the Executive Severance Plan, a pro rata cash bonus award for 2024, if applicable. PSU awards outstanding as of the Separation Date will vest in accordance with their terms for a Qualifying Termination.
In return for these benefits, Mr. Scott will provide a customary general release and waiver of claims. In the event that Etsy terminates Mr. Scott’s service for “Cause” (as defined in the Executive Severance Plan) prior to June 30, 2024, he will receive only his base salary through the date of termination, as well as certain accrued benefits.
This description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, which is expected to be filed as an exhibit to Etsy’s Annual Report on Form 10-K for the year ended December 31, 2023.
Item 7.01. Regulation FD Disclosure.
Etsy currently estimates that on a year-over-year basis, its consolidated Q4 2023 results will be as follows: GMS will decline approximately (2)% to (1)%, revenue will increase approximately 2% to 3%, and adjusted EBITDA margin will be approximately 27% to 28%. It is expected that the Restructuring Plan will not materially impact Etsy's three primary guidance metrics (GMS, revenue, and adjusted EBITDA margin) for the fourth quarter.
On December 13, Etsy issued an employee communication relating to the Restructuring Plan, which is shared in part as Exhibit 99.1 to this Form 8-K and is incorporated by reference.

The information set forth in this Item 7.01 and in Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
With respect to our expectations regarding the fourth quarter of 2023, reconciliation of adjusted EBITDA margin guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from adjusted EBITDA; in particular, stock-based compensation expense, foreign exchange gain, acquisition and divestiture related expenses; and other non-recurring expenses can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted.
Item 8.01. Other Events.
In connection with the Restructuring Plan, Etsy also announced the departure of Kimaria Seymour, Etsy’s Chief Human Resources Officer, effective December 31, 2023. Ms. Seymour is expected to remain at Etsy in an advisory role through June 30, 2024 to assist in the transition. Effective January 1, 2024, Toni Thompson, Etsy’s VP, People & Talent Strategy since 2020, will assume the role of Chief Human Resources Officer.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements concerning the expected timing and scope of the Restructuring Plan, including the senior management transitions, the amount and timing of the related charges and cash and non-cash expenditures, the objectives of the Restructuring Plan and the expected benefits, including expected operational efficiencies and cost savings and/or cost avoidance of the Restructuring Plan and Etsy’s guidance for the fourth quarter of 2023.
Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “plan,” “should,” “will,” or similar expressions and the negatives of those words. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that Etsy expects. Many factors could cause Etsy's Q4 results or the actual results of the Restructuring Plan to differ materially from those expressed in these forward-looking statements. For the Restructuring Plan, these factors include, among other things: (i) the preliminary nature of our estimates of the charges and cash expenditures to be incurred in connection with the Restructuring Plan, which are subject to change as we make decisions and refine these estimates over time; (ii) timing delays in implementing the Restructuring Plan because of legal requirements and (iii) potential disruption to our business and operations as we implement the Restructuring Plan. Other risks and uncertainties that may cause actual results to differ materially from those that Etsy expects are described in Etsy’s filings with the Securities and Exchange Commission, including in the section titled “Risk Factors” in Etsy’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and subsequent reports that Etsy files with the Securities and Exchange Commission. In light of these risks, you should not place undue reliance on such forward-looking statements.
Forward-looking statements represent Etsy’s beliefs and assumptions only as of the date of this Current Report on Form 8-K. Etsy disclaims any obligation to update forward-looking statements.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Message from Josh Silverman to employees on December 13, 2023
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETSY, INC.

By: /s/ Rachel Glaser
Rachel Glaser
Chief Financial Officer
Dated: December 13, 2023
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